As filed with the Securities and Exchange Commission on September 19,
1995.

                                        Registration No. 33-55584

_________________________________________________________________

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                    _________________________

                POST-EFFECTIVE AMENDMENT NO. 1 TO

                            FORM S-3

                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                    _________________________

                     CONSUMERS WATER COMPANY
       (Exact name of registrant as specified in charter)

             MAINE                                 01-0049450
  (State or other jurisdiction                   (IRS Employer
or incorporation or organization)             Identification No.)


                        Three Canal Plaza
                      Portland, Maine  04101
                         (207) 773-6438
   (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)


              BRIAN R. MULLANY, Secretary and Clerk
                     Consumers Water Company
                        Three Canal Plaza
                     Portland, Maine  04101
                         (207 773-6438
  (Name and Address, including zip code and telephone number, including area code, of agent for service)

                           Copies to:
                      Keith C. Jones, Esq.
                   Drummond Woodsum & MacMahon
                      245 Commercial Street
                     Portland, Maine  04101


                   TERMINATION OF REGISTRATION


     Consumers Water Company hereby terminates its Registration Statement on Form S-3, No. 33-55584, with respect to common shares to be issued pursuant to its Dividend Reinvestment and Common Share Purchase Plan, as amended (the "Plan"). All of the shares covered by said registration statement have been issued as of August 29, 1995.

     A new Registration Statement (No. 33-59375) was filed on May 16, 1995 with the Securities and Exchange Commission with respect to additional shares issuable under the Plan.


                          SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Consumers Water Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused thisPost-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland and State of Maine on the 19th day of September, 1995.

                                   Consumers Water Company



                                   By:  /s/ Peter L. Haynes
                                        Peter L. Haynes
                                        President

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dated indicated.


Signature                Title                          Date


/s/ Peter L. Haynes      President and                 September 19, 1995
Peter L. Haynes          Director
                        (Principal Executive
                         Officer)

/s/ John F. Isacke       Senior Vice                   September 19, 1995
John F. Isacke           President
                        (Principal Financial
                         Officer)

/s/ Gary E. Wardwell     Controller                     September 19, 1995
Gary E. Wardwell

/s/ Claudio Elia         Director                       September 19, 1995
Claudio Elia

/s/ David R. Hastings, II                               September 19, 1995
David R. Hastings, II    Director

/s/ Jack S. Ketchum      Director                       September 19, 1995
Jack S. Ketchum

/s/ John E. Menario      Director                       September 19, 1995
John E. Menario

/s/ Jane E. Newman        Director                      September 19, 1995
Jane E. Newman

/s/ John E. Palmer, Jr.   Director                      September 19, 1995
John E. Palmer, Jr.

/s/ Elaine D. Rosen       Director                      September 19, 1995
Elaine D. Rosen

/s/ William B. Russell    Director                      September 19, 1995
William B. Russell

/s/ John H. Schiavi       Director                      September 19, 1995
John H. Schiavi

/s/ John W. L. White      Director                      September 19, 1995
John W. L. White